UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 25, 2024, Safe and Green Development Corporation (the “Company”) closed the second tranche of its private placement offering (the “Offering”) with Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Arena Investors”) under a Securities Purchase Agreement, dated August 12, 2024, as amended on August 30, 2024 (the “Purchase Agreement”), between the Company and the Arena Investors, pursuant to which the Company issued 10% convertible debentures (the “Second Closing Debentures”) in the aggregate principal amount of Two Million Two Hundred Twenty-Two Thousand Two Hundred and Twenty-Two Dollars ($2,222,222) to the Arena Investors and warrants (the “Second Closing Warrants”) to purchase up to 170,892 shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

The Second Closing Debentures were sold to the Arena Investors for a purchase price of $2,000,000, representing an original issue discount of ten percent (10%). The Second Closing Debentures mature eighteen months from their date of issuance and bears interest at a rate of 10% per annum paid-in-kind (“PIK Interest”), unless there is an event of default under the applicable Second Closing Debenture. The PIK Interest shall be added to the outstanding principal amount of the applicable Second Closing Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). Each Second Closing Debenture is convertible, at the option of the holder, at any time, into such number of shares of our Common Stock equal to the principal amount of such Second Closing Debenture plus all accrued and unpaid interest at a conversion price equal to the lesser of (i) $3.48, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of our Common Stock during the ten trading day period ending on such conversion date (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions, and subject to a floor price of $0.90 (subject to proportional adjustment for stock splits). Based upon the floor price, the maximum number of shares issuable upon conversion of the Second Closing Debentures is 3,268,197 shares of Common Stock. In connection with the closing of the second tranche, the Company reimbursed Arena Investors $10,000 for its legal fees and expenses.

The Second Closing Debentures are redeemable by the Company at a redemption price equal to 115% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Second Closing Debentures are outstanding, if the Company or any of its subsidiaries receives cash proceeds from the issuance of equity or indebtedness (other than the issuance of additional secured convertible debentures as contemplated by the Purchase Agreement), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to an equity line purchase agreement (the “ELOC Purchase Agreement”) that the Company entered into with Arena Business Solutions Global SPC II, LTD (“Arena Global”) pursuant to which the Company shall have the right, but not the obligation, to direct Arena Global to purchase up to $50.0 million of the Company’s Common Stock), the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 20% of all proceeds received by the Company to repay the outstanding amounts owed under the Second Closing Debentures.

The Second Closing Debentures contain customary events of default.  Upon the occurrence and during the continuance of an event of default under the applicable Second Closing Debenture, interest shall accrue on the outstanding principal amount of such Second Closing Debenture at the rate of two percent (2%) per month and such default interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any event of default for default interest accrued through the last day of the prior month. If an event of default occurs, the holder may accelerate the full indebtedness under the applicable Second Closing Debenture in an amount equal to 150% of the outstanding principal amount plus 100% of accrued and unpaid interest. Subject to limited exceptions set forth in the Second Closing Debentures, the Second Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Company’s and, as applicable, any subsidiary’s obligations in respect of the Second Closing Debentures until the Second Closing Debentures are paid in full.

The Second Closing Warrants expire five years from their date of issuance. The Second Closing Warrants are exercisable, at the option of the holder, at any time, for up to 170,892 shares of the Company’s Common Stock at an exercise price equal to $3.476 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions. The Second Closing Warrants provide for cashless exercise under certain circumstances.

The Company entered into a Registration Rights Agreement, dated October 25, 2024 (the “RRA”), with the Arena Investors where it agreed to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement within 30 days to register the maximum number of Registrable Securities (as defined in the RRA) issuable under the Second Closing Debentures and the Second Closing Warrants as shall be permitted to be included thereon in accordance with applicable SEC rules and to use its reasonable best efforts to have the registration statement declared effective by the SEC no later than the “Second Registration Statement Effectiveness Date”, which is defined in the Purchase Agreement as the 30th calendar day following the Second Closing Date (or, in the event of a “full review” by the SEC, no later than the 120th calendar day following the Second Closing Date); provided, however, that if the registration statement will not be reviewed or is no longer subject to further review and comments, the Second Registration Statement Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the date otherwise required above.

Maxim Group LLC (“Maxim”) acted as placement agent in the Offering. In connection with the closing of the second tranche of the Offering, the Company paid a placement fee of $120,000 to Maxim.

The number of shares of the Company’s Common Stock that may be issued upon conversion of the Second Closing Debentures and exercise of the Second Closing Warrants, and inclusive of all shares issuable upon conversion or exercise of securities issued or issuable pursuant to the Purchase Agreement and the ELOC Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Company’s Common Stock on August 12, 2024, the closing date of the first tranche of the Offering, unless shareholder approval to exceed the Exchange Cap is approved.

On October 31, 2024, the Company and the Arena Investors entered into a Global Amendment No. 2 (the “Amendment”) to the 10% Original Issue Discount Secured Convertible Debentures issued on August 12, 2024, as amended (the “First Closing Debentures”). Pursuant to the Amendment, the parties to the First Closing Debentures, in order to comply with Nasdaq rules, amended the First Closing Debentures to provide that the Floor Price was set at a fixed price subject to proportional adjustment for stock splits and deleted the prior language which allowed for the floor price to be reduced upon the written consent of the Company and the holder.

The foregoing descriptions of the Second Closing Debentures, the Second Closing Warrants, the Amendment, the Purchase Agreement, the RRA and the ELOC Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The sale of the Second Closing Debentures and the Second Closing Warrants were, and the shares of the Company’s Common Stock to be issued upon the conversion of the Second Closing Debentures and upon exercise of the Second Closing Warrants will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1*	Form of Debenture, dated October 25, 2024
4.2*	Form of Warrant, dated October 25, 2024
4.3*	Global Amendment No. 2 dated October 31, 2024
10.1	Securities Purchase Agreement, dated August 12, 2024 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024)
10.2*	Registration Rights Agreement, dated October 25, 2024
10.3	Purchase Agreement, dated August 12, 2024 (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: October 31, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

4